Exhibit 24
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of M&T Bank Corporation, a corporation organized under the laws of the State of New York (the “Corporation”), hereby constitutes and appoints Mark W. Yonkman and Brian R. Yoshida, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, par value $0.50 per share, to be issued in connection with the acquisition of Partners Trust Financial Group, Inc. (“Partners Trust”) in accordance with the terms of an Agreement and Plan of Merger dated as of July 18, 2007, between the Corporation, MTB One, Inc., a wholly owned subsidiary of the Corporation and Partners Trust, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.
Dated: September 12, 2007

Signature	Title
/s/ Robert G. Wilmers Robert G. Wilmers	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Renè F. Jones Renè F. Jones	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael R. Spychala Michael R. Spychala	Senior Vice President and Controller (Principal Accounting Officer)

/s/ Brent D. Baird Brent D. Baird	Director

/s/ Robert J. Bennett Robert J. Bennett	Director

/s/ C. Angela Bontempo C. Angela Bontempo	Director

Signature	Title
/s/ Robert T. Brady Robert T. Brady	Director

/s/ Michael D. Buckley Michael D. Buckley	Director

/s/ T. Jefferson Cunningham III T. Jefferson Cunningham III	Director

/s/ Mark J. Czarnecki Mark J. Czarnecki	Director

/s/ Colm E. Doherty Colm E. Doherty	Director

/s/ Richard E. Garman Richard E. Garman	Director

/s/ Daniel R. Hawbaker Daniel R. Hawbaker	Director

/s/ Patrick W.E. Hodgson Patrick W.E. Hodgson	Director

/s/ Richard G. King Richard G. King	Director

/s/ Reginald B. Newman, II Reginald B. Newman, II	Director

/s/ Jorge G. Pereira Jorge G. Pereira	Vice Chairman of the Board

/s/ Michael P. Pinto Michael P. Pinto	Vice Chairman of the Board

/s/ Robert E. Sadler, Jr. Robert E. Sadler, Jr.	Vice Chairman of the Board

/s/ Eugene J. Sheehy Eugene J. Sheehy	Director

/s/ Stephen G. Sheetz. Stephen G. Sheetz	Director

/s/ Herbert L. Washington Herbert L. Washington	Director